EXHIBIT 5.1

                          [LATHAM & WATKINS LETTERHEAD]

                                 April 19, 2000

Integrated Device Technology, Inc.
2975 Stender Way
Santa Clara, California 95054

                  Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         This opinion is rendered in connection with the filing by Integrated Device Technology, Inc., a Delaware corporation (the "Company"), of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offer and sale of up to 1,500,000 shares of the Company's Common Stock, par value $.001 per share (the "Shares"), pursuant to the Integrated Device Technology, Inc. 1984 Employee Stock Purchase Plan (the "Plan"). We acted as counsel to the Company in connection with the preparation of the Registration Statement.

         We  are  familiar  with  the  proceedings  taken  and  to be  taken  in connection with the authorization, issuance and sale of the Shares. Additionally, we have examined such matters of fact and question of law as we have considered appropriate for purposes of rendering the opinion expressed below.

         We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto or the effect thereon of any other laws or as to any matters of municipal law or any other local agencies within any state.

         Subject to the foregoing and in reliance thereon, we are of the opinion that, upon the issuance and sale of the Shares in the manner contemplated by the Registration Statement and in accordance with the terms of the Plan, and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plan and the Registration Statement, including, without limitation, collection of required payment for the Shares, the Shares will be legally and validly issued, fully paid and nonassessable securities of the Company.

         We  consent  to  your  filing  this   opinion  as  an  exhibit  to  the
Registration Statement.

                                Very truly yours,

                                /s/ Latham & Watkins